UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): August 13, 2020

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	GBR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On August 13, 2020, New Concept Energy, Inc. (“GBR” or the “Company”) announced its operational results for the quarter ended June 30, 2020. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated August 13, 2020

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 14, 2020

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
President and Chief Financial Officer

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Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: New Concept Energy Inc. Investor Relations Gene Bertcher, (800) 400-6407 info@newconceptenergy.com

New Concept Energy, Inc. Reports Second Quarter 2020 Results

DALLAS (August 13, 2020) - New Concept Energy, Inc. (NYSE American: GBR), (the “Company” or “NCE”) a Dallas-based oil and gas company, today reported a net loss from continuing operations for the three months ended June 30, 2020 of $137,000 or ($0.03) per diluted share, compared to net loss from continuing operations of $141,000 or ($0.03) per share for the three months ended June 30, 2019.

The Company reported a net loss from continuing operations for the six months ended June 30, 2020 of $234,000 or ($0.05) per share, compared to net loss from continuing operations of $15,000 for the six months ended June 30, 2019.

For the three months ended June 30, 2019, the Company recorded oil and gas revenues of $93,000 as compared to $164,000 for the comparable period of 2019. The decrease was principally due to a lower price received for the sale of natural gas.

For the three months ended June 30, 2020, the Company recorded oil and gas operating expenses of $163,000 as compared to $231,000 for the comparable period of 2019. The decrease was principally due to reductions in payroll, consulting fees and overall expenses.

For the three months ended June 30, 2019, corporate general & administrative expenses were $127, 000 as compared to $134,000 for the comparable periods in 2019.

Contact: New Concept Energy, Inc.
Gene Bercher, (800) 400-6407
info@newconceptenergy.com

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NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(amounts in thousands)
	June 30, 2020	December 31, 2019

Assets

Current assets
Cash and cash equivalents	$39	$22
Accounts receivable from oil and gas sales	69	73
Current portion note receivable (including $3,620 and $4,136 in 2020 and 2019 from related parties	3,660	4,046
Other current assets	25	—
Total current assets	3,793	4,141

Oil and natural gas properties (full cost accounting method)
Proved developed and undeveloped oil and gas properties, net of depletion	706	767

Property and equipment, net of depreciation
Land, buildings and equipment - oil and gas operations	662	668

Note receicable	192	214

Total assets	$5,353	$5,790

The accompanying notes are an integral part of these consolidated financial statements.

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NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - CONTINUED
(unaudited)
(dollars in thousands, except par value amount)

	June 30, 2020	December 31, 2019

Liabilities and stockholders' equity

Current liabilities
Accounts payable - (including $20 and $180 due to related parties in 2020 and 2019)	$195	$355
Accrued expenses	37	35
Current portion of long term debt	40	44
Total current liabilities	272	434

Long-term debt
Notes payable less current portion	161	177
Asset retirement obligation	2,745	2,770
Total liabilities	3,178	3,381

Stockholders' equity
Preferred stock, Series B	1	1
Common stock, $.01 par value; authorized, 100,000,000
shares; issued and outstanding, 5,131,934 and 2,036,935 shares
at June 30, 2020 and December 31, 2019	51	51
Additional paid-in capital	63,579	63,579
Accumulated deficit	(61,456)	(61,222)

Total shareholder equity	2,175	2,409

Total liabilities & equity	$5,353	$5,790

The accompanying notes are an integral part of these consolidated financial statements.

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NEW CONCEPT ENERGY, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(amounts in thousands, except per share data)

	For the Three Months ended June 30,		For the Six Months ended June 30,
	2020	2019	2020	2019
Revenue
Oil and gas operations, net of royalties	$93	$164	$218	$344

Operating expenses
Oil and gas operations	163	231	341	410
Corporate general and administrative	127	134	231	222
Total Operating Expenses	290	365	572	632
Operating earnings (loss)	(197)	(201)	(354)	(288)

Other income (expense)
Interest income	63	64	127	129
Interest expense	(3)	(4)	(7)	(9)
Other income (expense), net	—	—	—	153
Expense	60	60	120	273

Net income (loss) applicable to common shares	$(137)	$(141)	$(234)	$(15)

Net income (loss) per common share-basic and diluted	$(0.03)	$(0.03)	$(0.05)	$—

Weighted average common and equivalent shares outstanding - basic	5,132	5,132	5,132	5,132

The accompanying notes are an integral part of these consolidated financial statements.